EXHIBIT 5.1

                                 THE OFFICES OF
                            LAWRENCE S. HARTMAN, ESQ.
                                 12 KAROW COURT
                            CHESTNUT RIDGE, NY 10952
                        NYS Bar Membership Number: 251703

February 17, 2004

Zkid Network Company
666 Dundee Road
Unit 705
Northbrook, Illinois 60610

RE: S-8 Legal Opinion

Dear Sirs:

In connection with the filing of a Registration Statement on Form S-8 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Registration Statement") for the purpose of registering (1) 5,000,000 shares of Zkid Network Company (the "Company") common stock, par value $.001 (the "Common Stock") to be issued to Paola Barba, president of Destin Sands International under an Consulting and Marketing Agreement approved by the Board of Directors of the Company February 17, 2004, and (2) 2,000,000 shares of the Company's Common Stock to be issued to Ron McIntyre, under an Employment Agreement approved by the Board of Directors of the Company February 17, 2004. I have examined the Articles of Incorporation and Bylaws of the Company, as amended, the Consulting Agreement and such other documents of the Company as I have deemed necessary or appropriate for the purposes of my opinion expressed herein. In the foregoing examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me.

Based upon and subject to the foregoing, it is my opinion that the Common Stock, when issued, delivered and paid for in accordance with the terms of the Plan, will be legally issued, validly outstanding, fully paid, and non assessable.

I hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement. I also consent to the use of my name and the making of statements with respect to myself in the Registration Statement constituting a part thereof.

Sincerely,


/s/ Lawrence S. Hartman
-------------------------------------
Lawrence S. Hartman, Esq.